Exhibit 21(a)

SUBSIDIARIES

         NAME OF                                         STATE OF
         ORGANIZATION                                   INCORPORATION
         -----------------------                        -------------
         Bugaboo Creek Holdings, Inc.                    Delaware
         Bugaboo Creek of Seekonk, Inc.                  Massachusetts
         Bugaboo Creek of MD, LLC                        Maryland
         Capital Grille Holdings, Inc.                   North Carolina
         Capital Grille of San Francisco, Inc.           California
         Capital Grille Holdings of Texas, Inc.          Texas
         Grist Mill Holdings, Inc.                       Georgia
         Hemenway Holdings, Inc.                         Georgia
         One Brook, Inc.                                 Ohio
         RARE Beverages of Inverness LLC                 Alabama
         RARE Beverages of Frederick, LLC                Maryland
         RARE Beverages of Hagerstown, LLC               Maryland
         RARE Beverages of Howard County, LLC            Maryland
         RARE Beverages of Pennsylvania, Inc.            Pennsylvania
         RARE Beverages of Texas LLC                     Texas
         RARE Beverages of MD, Inc.                      Maryland
         RARE Beverages of Vermont LLC                   Vermont
         RARE Beverages of Waldorf, LLC                  Maryland
         RARE Beverages of Woodbridge, LLC               Maryland
         RARE Gifts, Inc.                                Colorado
         RARE Hospitality of Kansas, Inc.                Kansas
         RARE Hospitality Management, Inc.               Delaware
         RARE Steaks of Texas, Inc.                      Georgia
         Pond Street Grill, Inc.                         Pennsylvania